Exhibit 99.1

PRESS RELEASE

For Immediate Release

WASTE SERVICES AGREES TO PURCHASE
PRICE ADJUSTMENT WITH SELLING SHAREHOLDERS
OF FLORIDA RECYCLING SERVICES, INC.
WILL RE-AUDIT FLORIDA RECYCLING FINANCIALS

BURLINGTON, Ontario, September 24, 2004/PRNewswire-FirstCall/ - Waste Services, Inc. (Nasdaq: WSII) today announced that it had reached an agreement with the selling shareholders of Florida Recycling Services, Inc. to adjust the purchase price paid for the shares of FRS when the acquisition was completed on April 30, 2004. The selling shareholders have strongly indicated their disagreement with the conclusions of the consultants referred to below but have agreed to this restructuring to avoid the burdon, cost and expense of litigation. The selling shareholders will pay $7.5 million in cash to Waste Services and return 500,000 shares of its common stock issued as partial consideration. Upon completion of the 2,000 ton per day Icehouse recycling and transfer facility under construction in Orlando, Florida, the company will receive, for nominal consideration, title to the facility. While certain of the selling shareholders will fund the construction of the facility, the company will manage the construction process.

The company noted that, since the acquisition of FRS, the performance of its operations had been below expectations. The company engaged an independent third party to conduct a review of the aspects of FRS's business in an effort to identify the factors contributing to the lower than expected level of performance. Based upon the results of this review it appears that, as reported in the consolidated statements of operations of FRS for the year ended December 31, 2003, "Sales" are overstated by an estimated range of approximately $2.0 to $3.0 million and "Dumping and hauling" expense understated by an estimated range of approximately $800,000 to $1.2 million.

Forms 8-K relating to the acquisition of FRS were filed on May 10, 2004 and June 9, 2004. As required, the company had included, as an exhibit to Form 8-K, the consolidated financial statements of FRS for the three months ended March 31, 2004 and 2003 (unaudited) and for the years ended December 31, 2003, 2002 and 2001. The company also included in Form 8-K pro forma financial statements reflecting the acquisition of FRS as of March 31, 2004 and December 31, 2003 and for the three months ended March 31, 2004 and the twelve months ended December 31, 2003. The Audit Committee of the Board of Directors has concluded that there were errors in the consolidated financials statements of FRS, and they should not be relied upon. Additionally, the pro forma financial statements, to the extent they were based upon the financial statements of FRS, should not be relied upon.

 The company stated it intends to engage its independent accountants, BDO Seidman LLP, to perform a re-audit of the FRS financial statements as of December 31, 2003 and 2002 and for the years ended December 31, 2003, 2002 and 2001. Until the re-audit is completed, the company stated it would be unable to fully estimate the effects of the errors that may exist in the FRS's consolidated financial statements.

Waste Services Chairman and Chief Executive Officer David Sutherland-Yoest stated, "We estimate the value of the consideration to be received will be in the range of $21 to $25 million. We appreciate the assistance and cooperation of the Ward family in investigating the issues and restructuring the transaction. We are extremely pleased to have resolved these issues, enabling us to focus all our efforts on the further development of our Florida business."

Waste Services, Inc. is a multi-regional integrated solid waste services company that provides collection, transfer, disposal and recycling services in the United States and Canada. The company's web site is www.wasteservicesinc.com. Information on the company's web site does not form part of this press release.

Safe Harbor for Forward-Looking Statements

Certain matters discussed in this press release are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements describe the company's future plans, objectives and goals. These forward-looking statements involve risks and uncertainties which could cause actual results to differ materially from the plans, objectives and goals set forth in this press release. Factors which could materially affect such forward-looking statements can be found in the company's periodic reports filed with the Securities and Exchange Commission, including risk factors detailed in the company's Form 10-K for the year ended December 31, 2003 and Form 10-Q for the quarter ended June 30, 2004. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements.

The forward-looking statements made in this press release are only made as of the date hereof and Waste Services undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

For information contact:
Mark A. Pytosh, Executive Vice President
905-319-6054